Exhibit 11



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
                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

               For the Quarters ended September 30, 1996 and 1995



                                                                          1996      1995
                                                                         ------    ------
Primary earnings per share --

Weighted average number of issued shares outstanding                      3,743     3,707

Effect of:
  Stock Incentive Plan                                                       61        96
                                                                         ------    ------

Shares outstanding used to compute
     primary earnings per share                                           3,804     3,803
                                                                         ======    ======

Net Income                                                               $  852    $  305
                                                                         ======    ======

Primary earnings per share                                               $  .22    $  .08
                                                                         ======    ======


Fully diluted earnings per share --

Weighted average number of shares used for primary earnings per share     3,803     3,804

Effect of:
  Stock Incentive Plan                                                     --        --
                                                                         ------    ------

Shares outstanding used to compute fully diluted earnings per share       3,804     3,803
                                                                         ======    ======

Net Income                                                               $  852    $  305
                                                                         ======    ======

Fully diluted earnings per share                                         $  .22    $  .08
                                                                         ======    ======

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